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                                [Letterhead of]

                            CRAVATH, SWIANE & MOORE



                                                           February 20, 1997



                          First Deposit Master Trust
                           Asset Backed Certificates


Dear Sirs:

                  We have acted as special Federal tax counsel to First Deposit National Bank, a national banking association, and Providian National Bank, a national banking association (collectively, the "Banks"), in connection with the filing by the Banks on behalf of the First Deposit Master Trust
(the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (the "Pooling and Servicing Agreement"), among the Banks and Bankers Trust Company, as Trustee, and a Series Supplement to the Pooling and Servicing Agreement among the Banks and the Trustee, substantially in the forms filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

                  We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters"
(excluding the statements under the subheading "State and Local Tax Consequences"), accurately describe the material
Federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus.


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                  We know that we are referred to under the headings
"Tax Matters" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.1 and 24.1 thereto.


                                            Very truly yours,



                                            /s/ CRAVATH, SWAINE & MOORE


First Deposit National Bank
      295 Main Street
           Tilton, NH 03276

Providian National Bank
      53 Regional Drive
           Concord, NH 03301

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